                                                                   Exhibit 10.11
                                PLAN DESCRIPTION

         Restated 1987 Stock Option and Appreciation Rights Plan of ONBANCorp, Inc.

Preamble

         Pursuant to an Agreement and Plan of Reorganization dated as of January 31, 1989, Onondaga Savings Bank and ONBANCorp, Inc. ("ONBANCorp") agreed to a reorganization whereby ONBANCorp, Inc. would become the holder of all the outstanding stock of Onondaga Savings Bank and the holders of Onondaga Savings Bank common stock immediately prior to the reorganization would become the owners of all the issued and outstanding common stock of ONBANCorp, Inc.

         Section 4.2 of the Agreement and Plan of Reorganization provided that, at the time of reorganization, the 1987 Stock Option and Appreciation Rights Plan of Onondaga Savings Bank (1987 ONBANK Stock Option Plan) would be continued and become a Stock Option Plan of ONBANCorp, Inc. (1987 ONBANCorp Stock Option
Plan).

         The 1987 ONBANK Stock Option Plan was approved by the shareholders of the Bank on April 19, 1988. Pursuant to regulations applicable to the Bank, the Superintendent of Banks of the New York State Banking Department also approved the 1987 ONBANK Stock Option and all subsequent amendments. The shareholders of the Bank and the Superintendent of Banks of the New York State Banking Department approved the Agreement and Plan of Reorganization on April 18, 1989 and July 13, 1989, respectively. This contained the above referenced section 4.2 providing for the transfer of the stock option plan to the Corporation. Effective upon the reorganization, dated September 18, 1989, the stock option plan was amended as approved by action of the Board of the Corporation which directed the appropriate officers to amend the stock option plan to reflect the reorganization. Accordingly, the 1987 ONBANCorp Stock Option Plan (formerly 1987 ONBANK Stock Option Plan) is hereby restated and shall hereafter be construed to reflect the fact that it is the Restated 1987 Stock Option and Appreciation Rights Plan of ONBANCorp, Inc.

                               ARTICLE I--Purpose

1.1      General Purpose of the Plan

         The purpose of the plan is to promote the growth and profitability of the Corporation and to provide certain key executives of the Corporation with an incentive to achieve corporate objectives, to attract and retain key executives of outstanding competence and to provide such executives with an equity interest in the Corporation.

                             ARTICLE II--Definitions

         The following definitions shall apply for purposes of the Plan, unless a different meaning is plainly indicated by the context:

2.1      Appreciation Right ("SAR") means a right granted pursuant to section
         5.1.

2.2      Board of Directors means the Board of Directors of ONBANCorp.

2.3 Code means the Internal Revenue Code of 1986 (including the corresponding provisions of any succeeding law).

2.4      Committee means the Committee described in section 3.1.

2.5 Conversion Price means, with respect to a Share, the price per Share at which Shares were offered for sale to the depositors of Onodaga in the subscription offering of such Shares that was made in connection with the conversion of Onodaga from a New York mutual savings bank to a New York stock-form savings bank.

2.6 Corporation means ONBANCorp, its wholly owned subsidiary Onondaga, and any other subsidiary of ONBANCorp, which, with the prior approval of the Board of Directors and subject to such terms and conditions as the Board of Directors may impose, shall adopt this Plan.

2.7 Disability means a condition of total incapacity, mental or physical, to engage in any substantial gainful activity which the Committee shall have determined, on the basis of competent medical evidence, is likely to be permanent, is likely to result in death or has lasted, or can be expected to last, for a continuous period of at least twelve months.

2.8 Eligible Board Member means a member of the Board of Directors who is not currently and has not at any time during the immediately preceding one-year period been an Eligible Employee and is a "Disinterested Person" as such term is defined in Rule 16b-3 of the Securities Exchange Act of 1934.

2.9 Eligible Employee means an officer or an employee of the Corporation, including a member of the Board of Directors of the Corporation who is an officer or an employee of the Corporation, whom the Committee determines to be in a key executive position in the Corporation.

2.10 Exercise Price means the price per Share at which Shares subject to an Option may be purchased upon exercise of the Option, determined in accordance with section 4.4.

2.11     Fair Market Value means, with respect to a Share on a specified date:

                   (a) the average of the high and low quoted sales prices on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal United States securities exchange on which the Shares are listed or admitted to trading; or

                   (b) if the Shares are not listed or admitted to trading on any such exchange, the closing bid quotation with respect to a Share on such date on the National Association of Securities Dealers, Inc., Automated Quotation System, or, if no such quotation is provided, on another similar system, selected by the Committee, then in use, or

                   (c) if sections 2.11(a) or (b) are not applicable, the
              Fair Market Value of a

              Share as the Committee may determine, taking into account, among other things, the difference between the market value and the book value of the shares of common stock of financial institutions comparable to the Corporation and the trend of the Corporation's earnings and its book capital account.

2.12 Incentive Stock Options means a right to purchase Shares that is granted pursuant to section 4.1 that is designated by the Committee to be an Incentive Stock Option and is intended to satisfy the requirements of section 422A of the Code.

2.13 Non-Qualified Stock Option means a right to purchase Shares that is granted pursuant to section 4.1 that is designated by the Committee to a Non-Qualified Stock Option and is not intended to satisfy the requirements of section 422A of the Code.

2.14     ONBANCorp means ONBANCorp, Inc. and any successor thereto.

2.15 Onondaga means Onondaga Savings Bank ("OnBank") and any successor thereto.

2.16 Option means either an Incentive Stock Option or a Non-Qualified Stock Option.

2.17 Option Period means the period during which an Option or an Appreciation Right may be exercised, determined in accordance with section 4.5.

2.18 Plan means the Restated 1987 Stock Option and Appreciation Rights Plan of ONBANCorp. Inc.

2.19     Share shall mean a share of common stock of ONBANCorp.

                           ARTICLE III--Administration

3.1 Committee. The Plan shall be administered by a Committee consisting of the members of the Compensation and Stock Option Committee ("Compensation Committee" or "Committee") of the Board of Directors who are Eligible Board Members (e.g. "Disinterested Persons" as such term is defined in Rule 16b-3 of the Securities Exchange Act of
         1934). If fewer than five members of the Compensation Committee are Eligible Board Members, then the Board of Directors shall appoint to the Committee such additional Eligible Board Members as shall be necessary to provide for a Committee consisting of at least five Eligible Board Members.

3.2 Committee Action. The Committee shall hold meetings, at least annually, and make such administrative rules and regulations as it may deem proper. The greater of (a) five members of the Committee or
         (b) a majority of the members of the Committee shall constitute a quorum, and the action of two-thirds of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting shall be deemed to be actions of the Committee. All actions of the Committee shall be final and conclusive and shall be binding upon the Corporation and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instructions, direction or other communication signed by the secretary of the Committee and one member of the Committee, by two members of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

3.3 Committee Responsibilities. Subject to the terms and conditions of the Plan, the Committee shall be responsible for the overall management and administration of the Plan and shall have such authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority:

              (a) to interpret and construe the Plan, and to determine all questions that may arise under the Plan as to eligibility for participation in the Plan, the amount of Options and Appreciation Rights, if any, to be granted, and the terms and conditions thereof;

              (b) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and

              (c) to take any other action not inconsistent with the provisions of the Plan that it may deem necessary or appropriate.

                            ARTICLE IV--Stock Options

4.1 In General. Subject to the limitations of the Plan, the Committee may, in its discretion, grant to an Eligible Employee an Option to purchase Shares. Any such Option shall be evidenced by a written agreement (the "Option Agreement") which shall:

                       (a) designate the Option as either an Incentive Stock
              Option or a Non-Qualified Stock Option;

                       (b) specify the number of Shares covered by the Option;

                       (c) specify the Exercise Price, determined in
              accordance with section 4.4, for the Shares subject to the Option;

                       (d) specify the Option Period, determined in
              accordance with section 4.5, for the Option;

                       (e) set forth specifically or incorporate by reference
              the applicable provisions of the Plan; and

                       (f) contain such other terms and conditions not
              inconsistent with the Plan as the Committee may, in its discretion, prescribe.

         The Committee may grant pursuant to this Plan Options which would satisfy awards earned by Eligible Employees under the 1991
         Long Term Incentive Plan of ONBANCorp, Inc. The Option Agreement shall specify whether the Options granted are to satisfy such awards.

4.2 Available Shares. Subject to section 6.3, the maximum aggregate number of Shares with respect to which Options may be granted at any time shall be equal to the excess of:

                   (a)          700,000 shares; over

                   (b)          the sum of:

                           (i) the number of Shares with respect to which
                  previously granted Options may then or may in the future be exercised; plus

                           (ii) the number of Shares with respect to which
                  previously granted Options have been exercised.

              For purposes of this section 4.2, an Option shall not be considered as having been exercised to the extent that such Option terminates by reason other than the purchase of the related Shares.

4.3 Size of Option. Subject to sections 4.2, 4.7 and 4.8, and such limitations as the Board of Directors may from time to time impose, the number of Shares as to which an Eligible Employee may be granted Options shall be determined by the Committee in its discretion.

4.4 Exercise Price. The price per Share at which an Option may be exercised shall be determined by the Committee, in its discretion; provided, however, that the Exercise Price established for any Option shall not be less than:

              (a) the Fair Market Value of a Share on the date on which the Option is granted; or

              (b) if less and such Option is granted no later than the date of the first meeting of the Board of Directors held following the conversion of Onondaga from a New York mutual savings bank to a New York stock-form savings bank, the Convention Price.

4.5 Option Period. The Option Period during which an Option may be exercised shall commence one year after the date on which the Option is granted and shall expire on the earliest of:

                   (a) the date specified by the Committee in the Option
              Agreement;

                   (b) in the case of an Incentive Stock Option, the last day of the three-month period commencing on the date of the Option holder's termination of employment with the Bank other than on account of death or Disability;

                   (c) in the case of an Incentive Stock Option, the last day of the one-year period commencing on the date of the Option holder's death or Disability; and

                   (d) the last day of the ten-year period commencing on the
              date on which the Option was granted.

4.6      Method of Exercise

                   (a) Subject to the limitations of the plan and the Option
              Agreement, an Option holder may, at any time during the Option Period, exercise his right to purchase all or any part of the Shares to which the Option relates; provided, however, that the minimum number of Shares which may be purchased shall be twenty
              (20), or, if less, the total number of Shares relating to the Option which are then available for purchase. An Option holder shall exercise an Option to purchase Shares by:

                           (i) giving written notice to the Committee or its
                  designate, in such form and manner as the Committee may prescribe, of his intent to exercise the Option;

                           (ii) delivering, to the Committee or its designate
                  full payment for the Shares as to which the Option is to be exercised; and

                           (iii) satisfying such other conditions as may be
                  prescribed in the Option agreement.

                  Payment shall be made (1) in United States dollars in cash or by certified check, money order or bank draft drawn payable to the order of ONBANCorp, or (2) by delivering a certificate or certificates evidencing the Option holder's ownership in Shares having a Fair Market Value equaling the Exercise Price of the Shares to be acquired.

                   (b) When the requirements of section 4.6(a) have been
              satisfied, the Committee or its designate shall take such action as is necessary to cause ONBANCorp to issue a stock certificate evidencing the Option holder's ownership of such Shares. The person exercising the Option shall have no right to vote or to receive dividends, nor have any other rights with respect to the Shares, prior to the date as of which such Shares are transferred to such person on the stock transfer records of ONBANCorp, and no adjustments shall be made for any dividends or other rights for which the record date is prior to the date as of which such transfer is effected, excepted, except as may be required under section 6.3.

4.7      Limitations on Options

                   (a) Shares acquired in connection with the exercise of an
              Option shall not be assignable or transferable, other than by will or by the laws of descent and distribution, during the six-month period commencing on the date of acquisition.

                   (b) An Option by its terms shall not be assignable or
              transferable by the Option holder other than by will or by the laws of descent and distribution, and shall be exercisable, during the lifetime of the Option holder, only by the Option holder.

                   (c) No person shall be granted an Option to the extent
              that the number of Shares subject to such Option, when added to the total number of Shares subject to other Options then outstanding to him and the number of Shares owned by him, represent more than 10% of the total combined voting power of all classes of stock of ONBANCorp.

                   (d) The Corporation's obligation to deliver Shares with
              respect to an Option shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Option holder to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of applicable federal, state or local law. It may be provided that any such representation shall become inoperative upon a registration of the Shares or upon the occurrence of any other event eliminating the necessity of such representation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed, or (ii) the completion of such registration or other qualification under any state or federal law, rule or regulation as the Committee shall determine to be necessary or advisable.

4.8 Additional Restrictions on Incentive Stock Options. In addition to the limitations of section 4.7, an Option designated by the Committee to be an Incentive Stock Option shall be subject to the following limitations:

                   (a) no Incentive Stock Option shall provide any person
              with a right to purchase Shares that first becomes exercisable during a prescribed calendar year if the sum of:

                       (i) the Fair Market Value (determined as of the date of
                  grant) of the Shares subject to such Incentive Stock Option which first become available for purchase during such calendar year, plus

                       (ii) the Fair Market Value (determined as of the date of
                  grant) of all Shares subject to other Incentive Stock Options previously granted to such person (pursuant to this Plan or any other plan of the Corporation) which first become available for purchase during such calendar year; exceeds $100,000.

                         ARTICLE V--Appreciation Rights

5.1 In General. If the Committee grants to an Eligible Employee an Incentive Stock Option or a Non-Qualified Stock Option, it may, in its discretion, simultaneously or thereafter grant to such Eligible Employee an Appreciation Right ("SAR") relating to all or any portion of the Shares relating to such Option. Any such stock Appreciation Right shall be evidenced by a written agreement which shall:

                       (a) identify the Option to which the Appreciation Right
              relates;

                       (b) specify the number of Shares covered by the
              Appreciation Right;

                       (c) specify the Exercise Price at which the
              Appreciation Right may be exercised; and

                       (d) contain such other terms and conditions not
              inconsistent with the Plan as the

         Committee may, in its discretion, prescribe.

         Except as provided otherwise in this Article V, Appreciation Rights shall be exercisable in accordance with and subject to the terms and conditions imposed under the Plan and the relevant Option Agreement.

5.2 Exercise of Appreciation Rights. A holder of an Appreciation Right who desires to exercise such Appreciation Right shall do so by delivering to the Committee or its designate advance written notice, in the form and manner which may be prescribed by the Committee, of his intent to exercise the Appreciation Right and of the proposed date of exercise. On the date of exercise or as soon thereafter as is practicable, the Corporation shall pay to the person exercising the Appreciation Right an amount equivalent to the excess of (a) the Fair Market Value of the Shares on the date of exercise, over (b) the Exercise Price of such Shares. Payment may, in the Committee's discretion, be made in cash (including check, bank draft or money order), in Shares equivalent in value to the excess of such Fair Market Value over such Exercise Price, or in a combination of cash and Shares which, together, are equivalent in value to the excess of such Fair Market Value over such Exercise Price.

5.3 Limitations on Exercise. In the discretion of the Committee, an Appreciation Right may not be exercisable, and the written agreement governing such Appreciation Right may provide that such Appreciation Right shall not be exercised, except in the event of a "change in control" of ONBANCorp. For purposes of this section 5.3, the term "change in control" of ONBANCorp shall means:

                   (a) the reorganization, merger or consolidation of
              ONBANCorp with one or more banks, savings banks, savings and loan associations or other financial institutions, other than a transaction as a result of which at least 51% of the ownership interests of the institutions resulting from such transaction are owned by individuals, who, prior to such transaction, owned as least 51% of the outstanding voting shares of ONBANCorp;

                   (b) the acquisition of substantially all of the assets of
              ONBANCorp or of more than 35% of the voting shares of ONBANCorp by any person or entity, or by any persons or entities acting in concert; or

                   (c) if at any time during a period of twenty-four (24)
              consecutive months, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least the majority thereof unless the election, or the nomination for election by ONBANCorp's stockholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors still in office who were directors at the beginning of such twenty-four (24) month period except if the approval of the election or nomination for election of such new director was in connection with an actual or threatened election contest.

5.4      Automatic Cancellation of Option(s) or Appreciation Right(s).

                   (a) Upon the exercise of an Appreciation Right granted in
              connection with an Option, the Option shall be cancelled to the extent of the number of shares as to which the Appreciation Right is exercised, and conversely,

                   (b) upon the exercise of an Option granted in connection
              with an Appreciation Right, the Appreciation Right shall be cancelled to the extent of the number of shares as to which the Option is exercised.

                     ARTICLE VI--Amendments and Termination

6.1 Termination. Subject to section 6.4, the Board of Directors may suspend or terminate the Plan in whole or in part at any time prior to April 30, 1997 by giving written notice of such suspension or termination to the Committee. Unless sooner terminated, the Plan shall terminate automatically on April 30, 1997.

6.2 Amendment. Subject to section 6.4, the Board of Directors may amend or revise the Plan in whole or in part at any time: provided, however, that, subject to section 6.3, the following amendments or revisions shall be subject to approval by the holders of at least a majority of the outstanding voting stock of ONBANCorp:

                       (a) an increase in the number of Shares as to which
              Options may be granted;

                       (b) a decrease in the Exercisable Price for an Option
              previously granted;

                       (c) an extension of the term of the Plan or an
              extension of the Option Period beyond the last day of the ten-year period commencing on the date on which the Option was granted for an Option previously granted;

                       (d) a change in the class of employees eligible to be
              granted Options;

                       (e) any other amendment which would materially
              increase the benefits accruing to participants in the Plan within the meaning of section 16b-3 of the Securities Exchange Act of 1934; and any change which requires an amendment of ONBANCorp's certificate of organization.

6.3      Adjustments in the Event of Reorganization or Recapitalization.

                   (a) In the event of any merger, consolidation, or other
              business reorganization in which ONBANCorp is the surviving entity, and in the event of any stock split, stock dividend or other event generally affecting the Shares held by each person who is then a holder of record of Shares, the Committee shall determine the appropriate adjustments, if any, to the maximum number of Shares with respect to which Options or Appreciation Rights may be granted under the Plan. the number of Shares as to which Options or Appreciation Rights have been granted under the Plan, and the Exercise Price therefor, if applicable, to preserve but not to increase the benefits under the plan.

                   (b) In the event of any merger, consolidation, or other
              business reorganization in which ONBANCorp is not the surviving entity:

                           (i) Any Option or Appreciation Rights granted under
                  the Plan which remain outstanding may be cancelled by the Board upon written notice to each Option holder given at least 30 days in advance of the effective date of such merger, consolidation, business reorganization, liquidation or sale; and

                           (ii) Any Option or Appreciation Rights which are not
                  cancelled pursuant to section 6.3(b)(i) shall be adjusted in such manner as the Committee shall deem appropriate to account for such merger, consolidation or other business reorganization.

6.4 Consent of Grantee. No amendment, suspension or termination of the plan shall be made that would materially adversely affect any grant previously made under the Plan without the consent of the grantee.

                      ARTICLE VII--Miscellaneous Provisions

7.1 Status as an Employee Benefit Plan. This Plan is not intended to satisfy the requirements for qualification under section 401(a) of the Code or to satisfy the definitional requirements for an "employee benefit plan" under section 3(3) of the Employee Retirement Income Security Act of 1974, as amended. It is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of the Employee Retirement Income Security Act of 1974, as amended. The Plan shall be construed and administered so as to effectuate this intent.

7.2 No Right to Continued Employment. Neither the establishment of the Plan nor any provisions of the Plan nor any action of the Board of Directors or the Committee with respect to the Plan shall be held or construed to confer upon any Eligible Employee any right to a continuation of employment by the Corporation. The Corporation reserves the right to dismiss any Eligible Employee or otherwise deal with any Eligible Employee to the same extent as though the Plan had not been adopted.

7.3 Construction of Language. Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may read as referring equally to the feminine or the neuter. Any reference to an article or section number shall refer to an article or section of this Plan, unless otherwise indicated.

7.4 Governing Law. The Plan shall be construed and enforced in accordance with the laws of the State of Delaware, except to the extent that such laws are preempted by the federal laws of the United States of America.

7.5 Headings. The headings of articles and sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

7.6 Non-Alienation of Benefits. The right to receive a benefit under the Plan shall not be subject in any manner to anticipation, alienation or assignment, nor shall such right be liable for or subject to debts, contracts, liabilities, engagements or torts.

7.7 Taxes. The Corporation shall have the right to deduct from all amounts paid by the Corporation in cash with respect to an Option or an Appreciation Right under the Plan any taxes required by law to be withheld with respect to such Option or Appreciation Right. Where any persons is entitle to receive Shares pursuant to the exercise of an Option, the Corporation shall have the right to require such person to pay the Corporation the amount of any tax which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of Shares to cover the amount required to be withheld.

7.8 Notices. Any notice required or permitted to be given to a party under the Plan shall be deemed given if personally delivered or if mailed. postage pre-paid, by certified mail. return receipt requested, to the party at the address listed below, or at such other address as one such party may be written notice specify to the other:

                   (a)      if to the Committee:
                                ONBANCorp, Inc.
                                101 South Salina Street
                                Syracuse, New York 13202
                                Attention: Treasurer of the Corporation

                   (b) If to an Option holder, to the Option holder's address as shown in the Corporation's personnel records.


7.9 Effective Date. The effective date of this Plan shall be August 6, 1987.